3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BioLife Solutions Reports Third Quarter 2024 Financial Results

Cell Processing revenue grew 6% sequentially to $19.0 million; 43% increase compared to 2023

GAAP gross margin of 51% and non-GAAP adjusted gross margin of 54%

GAAP net loss from continuing operations of $1.7 million and non-GAAP adjusted EBITDA of $6.1 million or 20%

Increasing Cell Processing revenue guidance by $2 million to $72.0 to $73.0 million; total 2024 revenue guidance of $98.0 million to $100.0 million reflecting impact of SciSafe divestiture

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (November 12, 2024) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of cell processing tools and services for the cell and gene therapy (“CGT”) market, today announced financial results for the three and nine months ended September 30, 2024 and updated revenue guidance for 2024.

“I’m pleased to report our fourth consecutive quarter of sequential Cell Processing revenue growth and expansion of adjusted gross and adjusted EBTIDA margins,” said Roderick de Greef, BioLife Chairman and CEO. “With Q3 now in the books and with good visibility into Q4, we are increasing our projected 2024 Cell Processing revenues by $2 million above our previous guidance. Adjusting for the absence of revenue from the sale of our SciSafe biostorage business, this puts the total revenue for 2024 in the range of $98.0 to $100.0 million.”

de Greef continued, “The sale of our SciSafe biostorage business for $73 million in cash is a major step in our efforts to focus our energy and capital allocation toward our proprietary, high growth and high margin cell processing products. BioLife is now a pure play enabler of CGT’s globally and with a fortified balance sheet, and a streamlined operational environment, we can better focus on our unique biopreservation market leadership position to drive revenue growth and profitability in 2025 and beyond.”

Third Quarter 2024 Business Highlights

•Processed 16 new U.S. FDA Master File cross references for our biopreservation media, bringing the cumulative total processed to 744.

•Based on two additional regulatory approvals in the third quarter, our biopreservation media is embedded in 17 unique commercial CGT's as of September 30, 2024, with an expectation that 6 additional product approvals, geographic expansions, or new indications will occur in the next 12 months.

•On November 12, 2024, we completed the sale of SciSafe Holdings, Inc. (“SciSafe”), a previously wholly owned biostorage and services subsidiary, for $73.0 million in cash.

Third Quarter 2024 Financial Performance

BioLife Solutions is presenting various financial metrics under U.S. generally accepted accounting principles (GAAP) and as adjusted (non-GAAP). In addition, BioLife Solutions is

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presenting adjusted (non-GAAP) metrics on a consolidated basis and also presenting its non-GAAP financial metrics excluding the financial results of GCI from its consolidated results. Reconciliations of GAAP to non-GAAP metrics appear at the end of this news release.
REVENUE

•Total revenue for the third quarter of 2024 was $30.6 million, an increase of $7.0 million, or 30%, from $23.6 million for the third quarter of 2023 and up $2.2 million, or 8%, sequentially from the second quarter of 2024.

◦Cell Processing platform revenue was $19.0 million, an increase of $5.7 million, or 43%, from the same period in 2023 and up $1.0 million, or 6%, sequentially from the second quarter of 2024.

◦Biostorage Services platform revenue was $7.5 million, an increase of $0.9 million, or 14%, from the same period in 2023 and up $0.6 million, or 8%, sequentially from the second quarter of 2024.

◦Freezers and Thaw Systems platform revenue was $4.0 million, an increase of $0.4 million, or 11%, from the same period in 2023 and up $0.6 million, or 19%, sequentially from the second quarter of 2024.

•Total revenue for the nine months ended September 30, 2024 was $85.7 million, an increase of $3.7 million, or 4%, from the same period in 2023.

◦Cell Processing platform revenue for the nine months ended September 30, 2024 was $53.2 million, an increase of $2.2 million, or 4%, from the same period in 2023.

◦Biostorage Services platform revenue was $21.6 million, an increase of $2.3 million, or 12%, from the same period in 2023 .

◦Freezers and Thaw Systems platform revenue was $10.9 million, a decrease of $0.9 million, or 7%, from the same period in 2023.

GROSS MARGIN

•Gross margin (GAAP) for the third quarter of 2024 was 51% compared with 48% for the third quarter of 2023. Adjusted gross margin (non-GAAP) for the third quarter of 2024 was 54% compared with 44% for the third quarter of 2023.

•Gross margin (GAAP) for the nine months ended September 30, 2024 was 51% compared with 42% for the same period in 2023. Adjusted gross margin (non-GAAP) for the nine months ended September 30, 2024 was 53% compared with 46% for the same period in 2023.

OPERATING LOSS FROM CONTINUING OPERATIONS

•Operating loss from continuing operations (GAAP) for the third quarter of 2024 was $1.6 million compared with $15.5 million for the third quarter of 2023. Adjusted operating loss from continuing operations (non-GAAP) for the third quarter of 2024 was $0.6 million compared with $8.3 million for the third quarter of 2023.

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•Operating loss from continuing operations (GAAP) for the nine months ended September 30, 2024 was $8.5 million compared with $34.7 million for the same period in 2023. Adjusted operating loss from continuing operations (non-GAAP) for the nine months ended September 30, 2024 was $5.8 million compared with $19.7 million for the same period in 2023.

NET LOSS FROM CONTINUING OPERATIONS

•Net loss from continuing operations (GAAP) for the third quarter of 2024 was $1.7 million compared with $15.8 million for the third quarter of 2023. Adjusted net loss from continuing operations (non-GAAP) for the third quarter of 2024 was $0.8 million compared with $8.5 million for the third quarter of 2023.

•Net loss from continuing operations (GAAP) for the nine months ended September 30, 2024 was $13.1 million, which includes a $4.1 million write-off of our iVexSol equity investment, compared with $30.0 million for the same period in 2023. Adjusted net loss from continuing operations (non-GAAP) for the nine months ended September 30, 2024 was $6.2 million compared with $20.0 million for the same period in 2023.

LOSS PER SHARE FROM CONTINUING OPERATIONS

•Loss per share from continuing operations (GAAP) for the third quarter of 2024 was $0.04 compared with $0.36 for the third quarter of 2023.

•Loss per share from continuing operations (GAAP) for the nine months ended September 30, 2024 was $0.28 compared with $0.69 for the same period in 2023.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the third quarter of 2024 was $6.1 million, or 20% of revenue, compared with $1.4 million, or 6% of revenue, for the third quarter of 2023.

•Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2024 was $14.6 million, or 17% of revenue, compared with $5.2 million, or 6% of revenue, for the same period in 2023.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of September 30, 2024, were $39.3 million.

(As a result of showing amounts in millions, rounding difference may exist in the percentages above.)

2024 Revenue Guidance

BioLife Solutions is revising its 2024 revenue guidance to $98.0 million to $100.0 million from prior guidance of $99.0 million to $101.0 million primarily to reflect the revenue impact of the divestiture of SciSafe on November 12, 2024. This guidance also reflects updated expectations for BioLife's Cell Processing product line and Biostorage and Services, which includes results from its ThawSTAR® product line and does not include revenue from the freezer product line (GCI and CBS) or SciSafe after November 12, 2024.

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•Cell Processing platform revenue: Increased to $72.0 million to $73.0 million from prior guidance of $70.0 million to $71.0 million. The revised guidance represents an increase of 9% to 11% compared with 2023. Compared with the annualized run rate for the second half of 2023, the revised guidance reflects growth of 28% to 30%.

•Biostorage Services platform revenue: Revised to $26.0 million to $27.0 million from prior guidance of $29.0 million to $30.0 million. The revised guidance represents a decrease of 7% to 4% compared with 2023 due to the sale of SciSafe on November 12, 2024. This platform includes the ThawSTAR automated thawing product line. Excluding ThawSTAR, the growth rate is 1% to 4%.

Management expects full year positive adjusted EBITDA and adjusted EBITDA growth in 2024.

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Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 833-630-0431 or 412-317-1808 for international callers. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell processing tools and services for the cell and gene therapy (CGT) market. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, storage and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included on a consolidated basis in this release: adjusted gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating

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performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations
Jody Cain
(310) 691-7100
jcain@lhai.com

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On April 17, 2024, the Company sold all of the issued and outstanding shares of common stock of Global Cooling, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Global Cooling”), to GCI Holdings Company, LLC, an Ohio limited liability company (“GCI Holdings”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), by and between the Company and GCI Holdings (the “Global Cooling Divestiture”). Upon the execution of the Purchase Agreement, on April 17, 2024, Global Cooling business is presented in the unaudited condensed financial statements as a discontinued operation for all periods presented. All amounts included in this earnings release relate to continuing operations unless otherwise noted.

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share data)	2024	2023	2024	2023

Product revenue	$23,457	$17,137	$64,624	$63,444
Service revenue	4,660	4,377	14,173	12,573
Rental revenue	2,454	2,059	6,881	5,975
Total product, rental, and service revenue	30,571	23,573	85,678	81,992
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	$14,276	$11,578	$40,278	$44,989
General and administrative	11,351	10,813	33,953	37,568
Sales and marketing	3,543	4,876	10,401	12,731
Research and development	2,050	3,739	6,827	10,772
Asset impairment charges	—	8,310	—	8,310
Intangible asset amortization	910	1,312	2,734	4,135
Change in fair value of contingent consideration	—	(1,580)	—	(1,778)
Total operating expenses	32,130	39,048	94,193	116,727
Operating loss	(1,559)	(15,475)	(8,515)	(34,735)

Other (expense) income:
Change in fair value of equity investments	—	—	(4,074)	—
Gain on settlement of Global Cooling escrow	—	—	—	5,115
Interest expense, net	(267)	(449)	(796)	(1,216)
Other income	95	235	417	1,002
Total other (expense) income, net	(172)	(214)	(4,453)	4,901

Loss before income tax benefit (expense)	(1,731)	(15,689)	(12,968)	(29,834)
Income tax benefit (expense)	28	(115)	(93)	(209)
Net loss from continuing operations	$(1,703)	$(15,804)	$(13,061)	$(30,043)

Discontinued operations:

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Loss from discontinued operations	—	(13,328)	(19,572)	(22,999)
Income tax expense	—	—	(10)	(3)
Loss from discontinued operations	$—	$(13,328)	$(19,582)	$(23,002)

Net loss	$(1,703)	$(29,132)	$(32,643)	$(53,045)

Loss from continuing operations, attributable to common shareholders:
Basic and Diluted	$(1,703)	$(15,804)	$(13,061)	$(30,043)
Loss from discontinued operations, attributable to common shareholders:
Basic and Diluted	$—	$(13,328)	$(19,582)	$(23,002)
Loss per share from continuing operations, attributable to common shareholders:
Basic and Diluted	$(0.04)	$(0.36)	$(0.28)	$(0.69)
Loss per share from discontinued operations, attributable to common shareholders:
Basic and Diluted	$—	$(0.31)	$(0.43)	$(0.53)
Net loss attributable to common shareholders:
Basic and Diluted	$(1,703)	$(29,132)	$(32,643)	$(53,045)
Net loss per share attributable to common shareholders:
Basic and Diluted	$(0.04)	$(0.67)	$(0.71)	$(1.22)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	46,175,345	43,570,438	45,871,715	43,348,412

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BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Net loss	$(1,703)	$(29,132)	$(32,643)	$(53,045)
Other comprehensive income (loss)	347	(161)	137	19
Comprehensive loss	$(1,356)	$(29,293)	$(32,506)	$(53,026)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	September 30,	December 31,
(In thousands)	2024	2023
Cash, cash equivalents, and marketable securities	$39,256	$50,184
Working capital	57,217	78,426
Current assets	89,383	105,235
Current assets, discontinued operations	—	15,369
Current liabilities	32,166	29,382
Current liabilities, discontinued operations	—	12,796
Total assets	381,652	412,714
Long-term obligations, discontinued operations	—	1,027
Long-term obligations	24,025	31,846

Accumulated deficit(1)	(347,560)	(314,917)
Total shareholders' equity	325,461	337,663
(1) During the three months ended March 31, 2024, we determined that an immaterial error existed in our previously issued consolidated financial statements related to stock compensation expense on unvested shares of market-based awards of certain employees upon their termination. Our Accumulated deficit was impacted by the error by $1.6 million and was corrected within our Quarterly Report on Form 10-Q filed for the three months ended March 31, 2024.

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BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
(In thousands)	2024	2023
Net cash provided by (used in) operating activities	$6,786	$(14,809)
Net cash (used in) provided by investing activities	(15,337)	13,880
Net cash (used in) provided by financing activities	(2,697)	750
Effects of currency translation	(29)	(28)
Net decrease in cash, cash equivalents, and restricted cash	$(11,277)	$(207)

As a result of the Company's divestiture of Global Cooling during the quarter, several financial metrics were re-forecasted to more closely align with continuing operations. During this process, several non-GAAP measures were adjusted, resulting in differences between previously reported non-GAAP results on a continuing operations basis. All adjusted items are designated with a (*) symbol.

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Total revenues	$30,571	$23,573	$85,678	$81,992
Cost of revenues	(14,276)	(11,578)	(40,278)	(44,989)
COGS intangible asset amortization	(577)	(733)	(1,736)	(2,199)
GROSS PROFIT	$15,718	$11,262	$43,664	$34,804
GROSS MARGIN	51%	48%	51%	42%

ADJUSTMENTS TO GROSS PROFIT:
Inventory reserve costs	247	(1,623)	247	562
Loss (gain) on disposal of assets*	4	—	(44)	—
Intangible asset amortization	577	733	1,736	2,199
ADJUSTED GROSS PROFIT	$16,546	$10,372	$45,603	$37,565
ADJUSTED GROSS MARGIN	54%	44%	53%	46%

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BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED OPERATING EXPENSES FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
OPERATING EXPENSES FROM CONTINUING OPERATIONS	$32,130	$39,048	$94,193	$116,727

ADJUSTMENTS TO OPERATING EXPENSES FROM CONTINUING OPERATIONS:
Cost of product, rental, and service revenues	(14,276)	(11,578)	(40,278)	(44,989)
Acquisition and divestiture costs	(442)	(250)	(833)	(3,226)
Severance costs	—	(493)	—	(493)
Intangible asset amortization	(910)	(1,312)	(2,734)	(4,135)
Loss on disposal of assets	(4)	(11)	96	(39)
Change in fair value of contingent consideration	—	1,580	—	1,778
Other income	679	—	979	—
Asset impairment charges	—	(8,310)	—	(8,310)
ADJUSTED OPERATING EXPENSES FROM CONTINUING OPERATIONS	$17,177	$18,674	$51,423	$57,313

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BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
OPERATING LOSS FROM CONTINUING OPERATIONS	$(1,559)	$(15,475)	$(8,515)	$(34,735)

ADJUSTMENTS TO OPERATING LOSS FROM CONTINUING OPERATIONS
Inventory reserve costs	247	(1,623)	247	562
Acquisition and divestiture costs	442	250	833	3,226
Severance costs	—	493	—	493
Intangible asset amortization	910	1,312	2,734	4,135
Loss (gain) on disposal of assets	4	11	(96)	39
Change in fair value of contingent consideration	—	(1,580)	—	(1,778)
Other income	(679)	—	(979)	—
Asset impairment charges	—	8,310	—	8,310
ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS	$(635)	$(8,302)	$(5,776)	$(19,748)

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BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED NET LOSS FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
NET LOSS FROM CONTINUING OPERATIONS	$(1,703)	$(15,804)	$(13,061)	$(30,043)

ADJUSTMENTS TO NET LOSS FROM CONTINUING OPERATIONS
Inventory reserve costs	247	(1,623)	247	562
Acquisition and divestiture costs	442	250	833	3,226
Severance costs	—	493	—	493
Intangible asset amortization	910	1,312	2,734	4,135
Loss (gain) on disposal of assets	4	11	(96)	39
Change in fair value of equity investments	—	—	4,074	—
Change in fair value of contingent consideration	—	(1,580)	—	(1,778)
Other income	(679)	—	(979)	—
Income tax (benefit) expense	(28)	115	93	209
Gain on settlement of Global Cooling escrow	—	—	—	(5,115)
Asset impairment charges	—	8,310	—	8,310
ADJUSTED NET LOSS FROM CONTINUING OPERATIONS	$(807)	$(8,516)	$(6,155)	$(19,962)

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BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
NET LOSS FROM CONTINUING OPERATIONS	$(1,703)	$(15,804)	$(13,061)	$(30,043)

ADJUSTMENTS:
Interest expense, net	267	449	796	1,216
Accretion of available-for-sale investments*	(88)	(309)	(408)	(1,048)
Income tax (benefit) expense	(28)	115	93	209
Depreciation	1,407	1,788	4,305	5,261
Intangible asset amortization	910	1,312	2,734	4,135
EBITDA	$765	$(12,449)	$(5,541)	$(20,270)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	5,324	7,984	16,022	19,715
Inventory reserve costs	247	(1,623)	247	562
Acquisition and divestiture costs	442	250	833	3,226
Severance costs	—	493	—	493
Loss (gain) on disposal of assets	4	11	(96)	39
Change in fair value of equity investments	—	—	4,074	—
Change in fair value of contingent consideration	—	(1,580)	—	(1,778)
Other income	(679)	—	(979)	—
Gain on settlement of Global Cooling escrow	—	—	—	(5,115)
Asset impairment charges	—	8,310	—	8,310
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$6,103	$1,396	$14,560	$5,182
% of Revenue	20%	6%	17%	6%